EXHIBIT 10.2

Libbey Inc.
Waiver and Second Amendment to Parent Guaranty Agreement
Dated as of September 30, 2005

Re:	Parent Guaranty Agreement dated as of March 31, 2003,
Note Purchase Agreement dated as of March 31, 2003
and
$25,000,000 3.69% Senior Notes, Series 2003A-1, due March 31, 2008
$55,000,000 5.08% Senior Notes, Series 2003A-2, due March 31, 2013
$20,000,000 Floating Rate Senior Notes, Series 2003B, due March 31, 2010

Libbey Inc.
Waiver and Second Amendment to Parent Guaranty Agreement
Dated as of September 30, 2005

Re:	Parent Guaranty Agreement dated as of March 31, 2003,
Note Purchase Agreement dated as of March 31, 2003
and
$25,000,000 3.69% Senior Notes, Series 2003A-1, due March 31, 2008
$55,000,000 5.08% Senior Notes, Series 2003A-2, due March 31, 2013
$20,000,000 Floating Rate Senior Notes, Series 2003B, due March 31, 2010
To the institutional investors (the “Noteholders”)
Named in Schedule I attached hereto
Ladies and Gentlemen:
     Reference is made to the Parent Guaranty Agreement dated as of March 31, 2003, as amended to date (the “Guaranty Agreement”) between Libbey Inc., a Delaware corporation (the “Guarantor”), and each of the institutional investors party thereto, pursuant to which the Guarantor has guaranteed the obligations of Libbey Glass Inc., a Delaware corporation (the “Company”), under the Note Purchase Agreement dated as of March 31, 2003 (the “Note Purchase Agreement”) between the Company and the institutional investors party thereto, under and pursuant to which the Company originally issued and sold its 3.69% Senior Notes, Series 2003A-1, due March 31, 2008 in an aggregate principal amount of $25,000,000 (the “Series A-1 Notes”), 5.08% Senior Notes, Series 2003A-2, due March 31, 2013 in an aggregate principal amount of $55,000,000 (the “Series A-2 Notes”), and Floating Rate Senior Notes, Series 2003B, due March 31, 2010 in an aggregate principal amount of $20,000,000 (the “Series 2003B Notes,” and together with the Series A-1 Notes and the Series A-2 Notes, the “Notes”). Terms used but not otherwise defined herein shall have the same meaning as ascribed to such terms in the Guaranty Agreement.
     The Guarantor hereby agrees with you in this Waiver and Second Amendment to Parent Guaranty Agreement (this or the “Second Amendment”) as follows:
Article1.
Waiver .
     Section 1.1. Waiver of Section 5.1(a) (Limitation on Debt). Compliance by the Guarantor with Section 5.1(a) of the Guaranty Agreement is hereby waived for the period beginning September 30, 2005 and ending December 31, 2005, provided that (i) the Consolidated Leverage Ratio for the period ending September 30, 2005 shall not exceed 4.25 to 1.00, and (ii) the Guarantor and its Restricted Subsidiaries shall not incur any Debt during such period from the date of this Second Amendment through December 31, 2005, other than (A) Debt incurred under the Bank Credit Agreement not to exceed at any time $195,000,000 in an aggregate principal amount outstanding, (B) Debt incurred pursuant to a Euro working capital facility not to exceed at any time 10,000,000 Euros in an aggregate principal amount outstanding, (C) Debt incurred pursuant to a working capital facility not to exceed at any time $10,000,000 in an aggregate principal amount outstanding, (D) a Guaranty of Debt of Libbey Glassware (China) Co., Ltd. relating to a construction facility not to exceed at any time $30,000,000 (or the equivalent amount in foreign currency) in an aggregate principal amount outstanding and (E) other Debt not to exceed at any time $1,000,000 in an aggregate amount outstanding.
     Section 1.2. Limited Waiver; Reservation of Rights. The Guarantor acknowledges and agrees that the waiver granted in Section 1.1 is valid only for the specific purpose for which it is being given and shall not in any way obligate any Noteholder to agree to any additional waivers of the provisions of the Guaranty Agreement or the Note Purchase Agreement, and shall not constitute or operate as a waiver of any Noteholder’s rights under the Note Purchase Agreement to exercise remedies resulting from any Default or Event of Default which may now exist or which may occur in the future.
     Section 1.3. Amendment to Section 5.3 of Guaranty Agreement. Section 5.3 of the Guaranty Agreement shall be amended by adding the following proviso at the end of subparagraph (m) thereof:
   “provided, further, that (i) no Liens shall be created, incurred or assumed under this Section 5.3(m) if, at such time or after giving effect thereto, any Default or Event of Default shall have occurred and be continuing, and (ii) from the date of September___, 2005 through December 31, 2005, the Guarantor will not and will not permit any of its Restricted Subsidiaries to create, incur or assume any Liens under this subsection (m) securing Debt in excess of $1,000,000”.
     Section 1.4. Amendment to Section 5 of Guaranty Agreement. Section 5 of the Guaranty Agreement shall be the addition of a new Section 5.8 that shall read as follows:
        Section 5.8. Notes and Guaranty Agreement to Rank Pari Passu. The Notes and all other obligations under the Note Purchase Agreement and this Guaranty Agreement are and at all times shall remain direct and unsecured obligations of the Company and the Guarantor, respectively, ranking pari passu with all Debt outstanding under the Bank Credit Agreement and all other present and future unsecured Debt (actual or contingent) of the Company and the Guarantor which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company or the Guarantor.
Article2.
Representations and Warranties.
     The Guarantor represents and warrants that as of the date hereof and after giving effect hereto:
     (a) The execution and delivery of the Waiver by the Guarantor and compliance by the Guarantor with all of the provisions of the Guaranty Agreement as amended by this Second Amendment —
     (i) are within the corporate power and authority of the Guarantor; and
     (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the certificate of incorporation or by-laws of the Guarantor, or any indenture or other agreement or instrument to which the Guarantor is party or by which the Guarantor may be bound or result in the imposition of any Liens or encumbrances on any property of the Guarantor.
     (b) The execution and delivery of the Waiver has been duly authorized by all necessary corporate action on the part of the Guarantor; and the Waiver has been duly executed and delivered by the Guarantor, and the Guaranty Agreement, constitutes the legal, valid and binding obligation, contract and agreement of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
     (c) Upon the effectiveness of this Second Amendment and that certain Amendment No. 2 and Waiver to Credit Agreement, dated as of September 30, 2005 (the “Credit Agreement Waiver”), in respect of the Credit Agreement dated as of June 24, 2004 (as amended, modified or waived as of the date hereof, the “Bank Credit Agreement”) by and among the Company, Libbey Europe B.V. and the banks and financial institutions named therein, no Default or Event of Default exists or shall be continuing under the Guaranty Agreement or the Note Purchase Agreement.
     (d) Neither the Guarantor nor any Subsidiary has paid any fee or other consideration or remuneration to any Lender (as defined in the Bank Credit Agreement), in its capacity as such, or to any Noteholder, in its capacity as such, in connection with the execution and delivery of the Credit Agreement Waiver or this Second Amendment except (i) a Waiver fee equal to .05% of the commitment amount of each Lender party to the Credit Agreement Waiver, (ii) the fee referenced in Section 3.4 of this Second Amendment, and (iii) routine fees of counsel.
Article 3.
Miscellaneous.
     Section 3.1. References to Guaranty Agreement. References in the Guaranty Agreement or the Note Purchase Agreement or in any Note, certificate, instrument or other document delivered in connection with or in respect of the Guaranty Agreement or the Note Purchase Agreement shall be deemed to be references to the Guaranty Agreement as heretofore amended without making specific reference to this Second Amendment.
     Section 3.2. Effect of Waiver; Reaffirmation of Guaranty Agreement. Except as expressly set forth herein, the Guarantor agrees that the Guaranty Agreement and all other documents and agreements executed by the Guarantor in connection with the Guaranty Agreement in favor of the Noteholders are ratified and confirmed in all respects and continue unimpaired and shall remain in full force and effect.
     Section 3.3. Successors and Assigns. This Waiver shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Noteholders and to the benefit of the Noteholders’ successors and assigns, including each successive holder or holders of any Notes.
     Section 3.4. Requisite Approval; Expenses. This Waiver shall be effective as of the date first written above upon the satisfaction of the following conditions precedent: (a) the Guarantor and the Required Holders shall have executed this Second Amendment, (b) the Company shall have executed and delivered the Acknowledgment and Consent in respect of the Note Purchase Agreement and this Second Amendment in the form attached hereto as Exhibit A, (c) each of the Subsidiary Guarantors shall have executed and delivered the Acknowledgment and Consent in respect of the Subsidiary Guaranty Agreement and this Second Amendment in the form attached hereto as Exhibit B, (d) a copy of the executed Credit Agreement Waiver shall have been delivered to the Noteholders, (e) the Guarantor and the Company shall have paid a fee to each Noteholder in an amount equal to 0.05% of the principal amount of the Notes held by such Noteholder, and (f) the Guarantor and the Company shall have paid all reasonable fees and disbursements of Chapman and Cutler LLP which are reflected in statements of such counsel rendered on or prior to the date of this Second Amendment.
     Section 3.5. Counterparts. This Waiver to Guaranty Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.
     Section 3.6. Governing Law. This Waiver shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Remainder of Page Intentionally Left Blank

     In Witness Whereof, the Guarantor has executed this Waiver and Second Amendment to Parent Guaranty Agreement as of the day and year first above written.

Libbey Inc.
By:	/s/ Kenneth A. Boerger
Kenneth A. Boerger
Its: VP and Treasurer

     This Waiver and Second Amendment to Parent Guaranty is accepted and agreed to as of the day and year first above written.

Metropolitan Life Insurance Company
By:	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Director

General American Life Insurance Company

By:	Metropolitan Life Insurance Company, as Investment Manager

By:	/s/ Judith A. Gulotta

	Name:	Judith A. Gulotta
	Title:	Director

The Variable Annuity Life Insurance
Company
AIG Life Insurance Company
SunAmerica Life Insurance Company

By:	AIG Global Investment Corp., investment
adviser

By	/s/ Gerald F. Herman

	Name:	Gerald F. Herman
	Title:	Vice President

Banc of America Securities LLC
By:	/s/ John J. DeCoursey
	Name:	John J. DeCoursey
	Title:	Principal

Monumental Life Insurance Company
By:	/s/ Mary T. Pech
	Name:	Mary T. Pech
	Title:	Vice President

Massachusetts Mutual LIfe Insurance
Company

By:	Babson Capital Management LLC, as
Investment Adviser

By:	/s/ Mark A. Ahmed

	Name:	Mark A. Ahmed
	Title:	Managing Director

C.M. Life Insurance Company

By:	Babson Capital Management LLC, as
Investment Sub-Adviser

By	/s/ Mark A. Ahmed

	Name:	Mark A. Ahmed
	Title:	Managing Director

MassMutual Asia Limited

By:	Babson Capital Management LLC, as
Investment Adviser

By	/s/ Mark A. Ahmed

	Name:	Mark A. Ahmed
	Title:	Managing Director

Noteholders

Names of Noteholders	Series of	Outstanding
	Notes	Principal Amount

Metropolitan Life Insurance Company	A-1	$25,000,000
General American Life Insurance Company	A-2	$4,000,000
The Variable Annuity Life Insurance Company	A-2	$7,000,000
AIG Life Insurance Company	A-2	$6,000,000
Hare & CO. (as Nominee for Banc of America	A-2	$5,000,000
Securities LLC)
		$5,000,000
		$5,000,000
Massachusetts Mutual Life Insurance Company	A-2	$3,550,000
		$2,200,000
		$1,250,000
		$750,000
		$350,000
C.M. Life Insurance Company	A-2	$1,450,000
MassMutual Asia Limited	A-2	$450,000
Nationwide Life Insurance Company	A-2	$4,000,000
Nationwide Life and Annuity Insurance Company	A-2	$3,000,000
Nationwide Mutual Fire Insurance Company	A-2	$2,000,000
The Canada Life Assurance Company	A-2	$4,000,000
SunAmerica Life Insurance Company	B	$7,000,000
Monumental Life Insurance Company	B	$13,000,000
	Total	$100,000,000
Schedule I
(to Second Amendment to Parent Guaranty Agreement)

Acknowledgment and Consent
To the institutional investors named in
Schedule I to the Waiver (as hereinafter described)
     This Acknowledgment and Consent (this “Acknowledgment and Consent”), dated as of September 30, 2005, is being delivered by the undersigned, Libbey Glass Inc., a Delaware corporation (the “Company”), in respect of that certain Note Purchase Agreement dated as of March 31, 2003 (the “Note Purchase Agreement”) between the Company and the institutional investors party thereto and in connection with the transactions contemplated by the Waiver and Second Amendment to Parent Guaranty Agreement, effective as of even date herewith (the “Waiver”), between Libbey Inc., a Delaware corporation (the “Guarantor”), and the institutional investors party thereto, in respect of the original Parent Guaranty Agreement dated as of March 31, 2003 (as amended, modified or waived prior to the date hereof, the “Guaranty Agreement”) between the Guarantor and the institutional investors party thereto relating to the Note Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Waiver.
     By executing this Acknowledgment and Consent as of the date hereof, the Company:
     (i) acknowledges receipt of a copy of, and hereby consents to the terms of, the Waiver;
     (ii) ratifies and confirms the Note Purchase Agreement and the Notes thereunder; and
     (iii) confirms that the Note Purchase Agreement and the Notes thereunder continue unimpaired and in full force effect.
[Signature Pages for Acknowledgment and Consent Follow]

Exhibit A
(to First Amendment to Parent Guaranty Agreement)

     This Acknowledgment and Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Acknowledgment and Consent may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.
     In Witness Whereof, the Company has caused this Acknowledgment and Consent to be executed as of the day and year first above written.

Libbey Glass Inc.
By:	/s/ Kenneth A. Boerger
Kenneth A. Boerger
Its: VP and Treasurer

Acknowledgment and Consent
To the institutional investors named in
Schedule I to the Waiver (as hereinafter described)
     This Acknowledgment and Consent (this “Acknowledgment and Consent”), dated as of September 30, 2005, is being delivered by each of the undersigned (each, a “Subsidiary Guarantor”), in respect of that certain Subsidiary Guaranty dated as of March 31, 2003 (the “Subsidiary Guaranty”), given in favor of the institutional investors referred to therein, and in connection with the transactions contemplated by the Waiver and Second Amendment to Parent Guaranty Agreement, effective as of even date herewith (the “Waiver”), between Libbey Inc., a Delaware corporation (the “Guarantor”), and the institutional investors party thereto, in respect of the original Parent Guaranty Agreement dated as of March 31, 2003 (as amended, modified or waived prior to the date hereof, the “Guaranty Agreement”) between the Guarantor and the institutional investors party thereto relating to the original Note Purchase Agreement, dated as of March 31, 2003 between Libbey Glass Inc. and the institutional investors party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Waiver.
     By executing this Acknowledgment and Consent as of the date hereof, each Subsidiary Guarantor:
     (i) acknowledges receipt of a copy of, and hereby consents to the terms of, the Waiver;
     (ii) ratifies and confirms the Subsidiary Guaranty; and
     (iii) confirms that the Subsidiary Guaranty continues unimpaired and in full force effect.
[Signature Pages for Acknowledgment and Consent Follow]

Exhibit B
(to Second Amendment to Parent Guaranty Agreement)

     This Acknowledgment and Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Acknowledgment and Consent may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.
     In Witness Whereof, each Subsidiary Guarantor has caused this Acknowledgment and Consent to be executed as of the day and year first above written.

The Drummond Glass Company Syracuse China Company World Tableware Inc. LGA3 Corp. LGA4 Corp. LGFS Inc. LGAC LLC LGC Corp. Traex Company
By:	/s/ Kenneth A. Boerger
Kenneth A. Boerger
Its: Vice President

 B-2